UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 19, 2005

Commission		IRS Employer
File Number	Exact name of registrant as specified in its charter	Identification No.
1-12577	SITEL CORPORATION	47-0684333

MINNESOTA

(State or Other Jurisdiction of Incorporation or Organization)

7277 WORLD COMMUNICATIONS DRIVE OMAHA, NEBRASKA	68122
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-6810

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 19, 2005, SITEL Corporation and certain of its subsidiaries (SITEL Corporation and such subsidiaries referred to collectively as the “Company”), entered into a five year $145 million credit facility (the “Credit Facility”) with certain lenders. The Credit Facility is comprised of two credit agreements (the  “Credit Agreements”). A Credit Agreement with Wells Fargo Foothill, Inc., entered into by US and foreign borrowers, consists of a senior revolving credit facility (“Revolver”) of $90,000,000 and an amortizing term loan (“Term Loan A”) of $20,000,000, secured by a first lien on the Company’s assets in the United States and a first lien on the Company’s accounts receivable and related assets and deposit accounts in Canada, the United Kingdom, Ireland and Germany.  A second Credit Agreement with Ableco Finance LLC, entered into by US borrowers, provides for a bullet-repayment term loan (“Term Loan B”) of $35,000,000 secured by a second lien on the Company’s assets in the United States.  Certain other non-U.S. subsidiaries have guaranteed the obligations of the foreign borrowers.

Borrowings under each Credit Agreement bear interest, at the Company’s option, at either the Prime Rate plus the Applicable Margins or the LIBOR Rate plus the Applicable Margins (each term as defined in the Credit Agreements). The Term Loan A requires monthly principal payments of $300,000 each, with the balance payable at maturity. On August 19, 2005, assuming the Prime Rate option, the interest rates applicable to the Revolver and Term Loan A were each 6.75% and the interest rate applicable to the Term Loan B was 10.00%.

The Credit Agreements require prepayment from excess cash flow and proceeds of certain asset sales, debt issuances, and extraordinary receipts. The Company may prepay the term loans without prepayment premium under certain circumstances.  If the Credit Facility is terminated during the first four years, the applicable prepayment premium is 4% in year one on the maximum Revolver and any remaining principal of Term Loan A, declining by one percent each year thereafter, and 2% on any remaining principal of Term Loan B, declining by one-half percent each year thereafter.

The Credit Agreements contain covenants that among other things limit the ability of the Company and certain other subsidiaries to incur indebtedness; incur liens; liquidate, merge or consolidate with others; sell assets; change the nature of its business; prepay or amend the terms of other indebtedness; have a change in control; pay dividends or make certain other restricted payments; make investments; enter into certain transactions with affiliates; or permit liens or indebtedness above certain limits in other subsidiaries.  The Company must also comply with certain financial covenants.

The Credit Agreements contain events of default including failure to make required payments; failure to comply with covenants or other agreements in the Credit Agreements; failure to pay, or the right of acceleration of, certain other indebtedness; certain events of bankruptcy, insolvency, and injunction; material breach of representations and warranties; and certain judgments.  Upon the occurrence and continuance of an event of default, amounts due under the Credit Agreements may be accelerated.

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “expects,” “intends”, estimated,” and similar expressions identify forward-looking statements, which speak only as of the date the statement is made.  The Company assumes no obligation to update any such forward-looking statement.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.  Because forward-looking statements involve risks and uncertainties, future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.  Important factors that could cause actual results to differ materially from the Company’s expectations may include, but are not limited to the following, many of which are outside the Company’s control:  variable interest rates, outstanding borrowings from time to time, terms and conditions of financing documents, conditions precedent to future advances, and changes in the company’s financial or business condition.  SITEL Corporation’s Form 10-K, 10-Q and 8-K reports filed with the Securities and Exchange Commission describe other important factors that may impact the Company’s business, results of operation and financial condition and cause actual results to differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

Item 1.02 Termination of Material Definitive Agreement

On August 19, 2005, the Company used proceeds of the Revolver under the Credit Facility to repay amounts outstanding under its existing revolving credit facility with Fleet Capital Corporation that was to expire on December 27, 2005.  Upon conclusion in September 2005 of the required notice period to holders of its outstanding 9 1/4% Senior

Subordinated Notes due March 2006 (the “Notes”), the Company intends to use the proceeds of the term loans and an additional drawing under the Revolver to redeem the Notes.  The Company incurs no prepayment premium in repaying the Fleet revolving credit facility or redeeming the Notes.

As a result of the repayment of the Fleet revolving credit facility and redemption of the Notes, the Company expects to record a non-cash pre-tax charge of approximately $0.4 million during the third quarter of fiscal year 2005 to write-off previously capitalized debt issuance costs.

The information provided in Item 1.01 of this Form 8-K is incorporated into this Item 1.02 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1                           Credit Agreement dated August 19, 2005 with Wells Fargo Foothill, Inc., as Administrative Agent

10.2                           Credit Agreement dated August 19, 2005 with Ableco Finance LLC, as Agent

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITEL Corporation
(Registrant)

Date: August 25, 2005	By	/s/ Jorge A. Celaya
Jorge A. Celaya
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated August 19, 2005 with Wells Fargo Foothill, Inc., as Administrative Agent

10.2	Credit Agreement dated August 19, 2005 with Ableco Finance LLC, as Agent